UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2019

MACOM Technology Solutions Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts 01851
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (978) 656-2500
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	MTSI	Nasdaq Global Select Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Financial Officer Appointment
Effective May 30, 2019, MACOM Technology Solutions Holdings, Inc. (the “Company”) appointed John F. Kober, age 49, as its Senior Vice President and Chief Financial Officer. Mr. Kober has served as Vice President, Finance, Corporate Controller of the Company since August 2015 and, prior to that, as Vice President, Corporate Controller and Treasurer at CIRCOR International Inc., a manufacturer of highly engineered products and sub-systems for applications in energy, industrial, aerospace, defense and other global markets. Mr. Kober earned his B.S.B.A. in Accounting at the University of Rhode Island and his MBA in Finance from Seton Hall University. With Mr. Kober’s appointment, he will replace Conor N. Hegarty as the Company’s principal financial officer and principal accounting officer.
Officer Compensation
Mr. Kober’s employment as Senior Vice President and Chief Financial Officer of the Company will be on an at-will basis pursuant to an employment agreement approved by the Company’s Board of Directors, pursuant to which Mr. Kober will receive an annual base salary of $360,000 and will also be eligible for an annual bonus with a target amount of 75% of his base salary and a maximum bonus potential of up to 150% of his base salary. In connection with his appointment, Mr. Kober will receive a one-time grant of restricted stock units valued at approximately $914,800 that will vest over a four-year period.
This summary of Mr. Kober’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ended June 28, 2019.
Furthermore, Mr. Kober will enter into the Company’s standard form of indemnification agreement with the Company and will participate in the Company’s Change in Control Plan (as amended, the “CIC Plan”) with a protection period ending on the second anniversary of a “change in control” and a multiple of one and one half for the cash severance payable under the CIC Plan.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 30, 2019 announcing Senior Vice President and Chief Financial Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: May 30, 2019	By:	/s/ Ambra R. Roth
Ambra R. Roth
Vice President, General Counsel and Secretary